040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110021249-82
	Filing Date and Time: 01/11/2011 4:16 PM
	Entity Number: E0014292011-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PACIFIC DIGITAL USA CORP
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) ASPEN ASSET MANAGEMENT-SEE ATTACHED Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 6623 LAS VEGAS BLVD. SOUT (Street Address) | LAS VEGAS (City) | Nevada | 89119 (Zip Code) Mailing Address (if different from street address) | City | Nevada | Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000 | Par value per share: $ 0.001 | Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) MICHEAL SCOTT-SEE ATTACHED (Name) 6623 LAS VEGAS BLVD. SOUT (Street Address) | LAS VEGAS (City) | NV (State) | 89119 (Zip Code) 2) Name Street Address | City | State | Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	ASPEN ASSET -SEE ATTACHED (Name) | X ASPEN ASSET MANAGEMENT (Incorporator Signature) 6623 LAS VEGAS BLVD. SOUT (Address) | LAS VEGAS (City) | NV (State) | 89119 (Zip Code)
7. Certificate of Acceptance of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X ASPEN ASSET MANAGEMENT | 1/11/2011 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**PACIFIC DIGITAL USA CORP**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**Not Applicable**

REGISTERED AGENT NAME:	**ASPEN ASSET MANAGEMENT**
STREET ADDRESS:	**6623 LAS VEGAS BLVD. SOUTH #255, LAS VEGAS, NV 89119**
MAILING ADDRESS:	**, , NV**

ADDITIONAL	Directors/Trustees
Name: MICHEAL SCOTT	
Address: 6623 LAS VEGAS BLVD. SOUTH #255	
City: LAS VEGAS	
State: NV	
Zip Code: 89119	

ADDITIONAL	Incorporators
Name: ASPEN ASSET MANAGEMENT	
Address: 6623 LAS VEGAS BLVD. SOUTH #255	
City: LAS VEGAS	
State: NV	
Zip Code: 89119	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PACIFIC DIGITAL USA CORP**, did on January 11, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 11, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110111-3504
You may verify this certificate
online at **http://www.nvsos.gov/**

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER: E0014292011-6

PACIFIC DIGITAL USA CORP

NAME OF CORPORATION

FOR THE FILING PERIOD OF 1/2011 TO 1/2012

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

ASPEN ASSET MANAGEMENT
6623 LAS VEGAS BLVD. SOUTH #255
LAS VEGAS, NV 89119 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number: 20110021485-44 Filing Date and Time: 01/11/2011 5:32 PM Entity Number: E0014292011-6

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ **Return one file stamped copy.** (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: *Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code: ______

☐ Month and year your State Business License expires: ____ 20____

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
- 001 - Governmental Entity
- 002 - 501(c) Nonprofit Entity
- 003 - Home-based Business
- 004 - Natural Person with 4 or less rental dwelling units
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
MICHEAL SCOTT	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NV	89119
NAME	TITLE(S)		
MICHEAL SCOTT	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NV	89119
NAME	TITLE(S)		
MICHEAL SCOTT	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NV	89119
NAME	TITLE(S)		
MICHEAL SCOTT	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NV	89119

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X MICHEAL SCOTT

Signature of Officer

Title: PRESIDENT

Date: 1/11/2011 5:31:28 PM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

PACIFIC DIGITAL USA CORP

Nevada Business Identification # NV20111025546

Expiration Date: January 31, 2012

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 11, 2011

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.